Exhibit 16.1
PricewaterhouseCoopers LLP
Three Embarcadero Center
San Francisco CA 94111-4004
Telephone (415) 498 5000
Facsimile (415) 498 7100
March 6, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by UCBH Holdings, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of UCBH Holdings, Inc. dated March 6, 2008. We agree with the statements concerning our Firm in such Form 8-K.
Very truly yours,
PricewaterhouseCoopers LLP